EXHIBIT 99.1

Contacts:

Asa Fenton
Burson-Marsteller
415-591-4131
asa_fenton@sfo.bm.com

LIBERATE TECHNOLOGIES ANNOUNCES EXECUTIVE APPOINTMENTS

SAN CARLOS, Calif., - April 21, 2003 Liberate Technologies, a leading provider of digital infrastructure software and services for cable and telecommunications networks, today announced a series of executive appointments.

The company is appointing Phil Vachon as president-Liberate International. Mr. Vachon previously served the company as its senior vice president of worldwide sales & service, and has recently returned to work with the company in an advisory role. Mr. Vachon, who will relocate to Canada, will report to David Lockwood, Liberate’s incoming chairman and chief executive officer. Mr. Vachon has extensive experience in the software sector, having worked eight years with Oracle Corporation in various management roles, most recently as vice president for the telecommunications sector. Mr. Vachon joins Patrick Nguyen, Coleman Sisson, Kent Walker, and Greg Wood on Liberate’s executive team.

Liberate also announced the following appointments:

•                  Mark Vickers has been appointed chief technology officer. Mr. Vickers has been with Liberate for five years, and was previously director of technology.

•                  Antoine Boucher has been appointed senior vice president of iTV engineering. Mr. Boucher, who is based in London, Ontario, has been with Liberate for three years, and was previously vice president of London engineering.

•                  Deepak Mulchandani has been appointed vice president of iTV engineering, based in London, Ontario, where Mr. Mulchandani will relocate. Mr. Mulchandani has been with Liberate for three years, and was previously director of platform engineering.

•                  Mark Scadina has been appointed vice president of intellectual property. Mr. Scadina was previously vice president and general counsel of InterTrust.

“Phil’s appointment and the other management changes that we’re announcing today reflect Liberate’s commitment to deliver best-of-class software for the cable industry’s most widely deployed digital platforms,” said Mitchell Kertzman, Liberate’s current chairman and chief executive officer.

“We are delighted that Phil will be joining our senior management team and pleased to announce the appointment of several key executives within our organization. As part of our continued restructuring, these management changes will enable us to further strengthen the delivery of products and services to our customers.” said incoming chairman and chief executive officer David Lockwood.

About Liberate Technologies

Liberate Technologies is a leading provider of digital infrastructure software and services for cable and telecommunications networks. Liberate’s open-platform software for digital services automation (DSA) lets network operators efficiently manage video, voice, and data on high-capacity digital networks. Liberate supports a wide variety of services, including enhanced TV, on-demand video, service management, and voice and high-speed data communications. Liberate can be found on the World Wide Web at http://www.liberate.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Those statements above that involve expectations or intentions (such as those relating to future management changes) are forward-looking statements, not guarantees of future performance. Actual results may vary materially due to the uncertain market for video, voice and data services, dependence on a limited number of network operators and equipment providers, limited availability of necessary technology and services, unanticipated research and development or sales and marketing expenses, potential software problems, evolving accounting guidance, and other risks outlined in Liberate’s filings with the Securities and Exchange Commission (including its most recent annual report on Form 10-K).

Liberate and the Liberate design are registered trademarks of Liberate Technologies. Other product names used in association with these registered trademarks are trademarks of Liberate Technologies. All other trademarks are the property of their respective owners.